Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico/Zack Kubow (646) 536-7030/7020 nlaudico@theruthgroup.com zkubow@theruthgroup.com
Almost Family Reports Fourth Quarter and Full Year 2011 Results

Louisville, KY, February 22, 2012 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing and personal care services, announced today its financial results for the three-months and full year ended December 31, 2011.

Fourth Quarter Highlights:
•	Net service revenues were a record $89 million for the quarter
•	Net income was $5.3 million, or $0.57 per diluted share
•	Diluted EPS includes $0.01 of expenses related to governmental inquiries, excluding which, diluted EPS would have been $0.58
•	Visiting Nurse segment net revenues were $70 million, on 5% Medicare admission growth overall and 8% outside of Florida
•	Personal Care segment net revenues grew to $19 million from a combination of the Cambridge acquisition and 1% organic volume growth

Full Year Highlights:
•	Net service revenues were $340 million
•	Net income was $20.8 million, or $2.22 per diluted share
•	Diluted EPS includes $0.08 of expenses related to governmental inquiries and $0.04 for acquisition costs, excluding which, diluted EPS would have been $2.34
•	Visiting Nurse segment net revenues were $285 million, on 6% Medicare admission growth overall and 10% outside of Florida
•	Personal Care segment net revenues grew to $55 million from a combination of the Cambridge acquisition and 1% organic volume growth

Comments on Results
William Yarmuth, Chief Executive Officer, commented on the results:
“Last year was a very challenging year for everyone in the home health business.  Despite the regulatory obstacles and meaningful rate cuts we had to overcome, we are proud of the accomplishments we made during the year.  We emerge from 2011 with a strong management team focused on the future and with an outstanding reputation to help us capitalize on opportunities.

Almost Family Reports Fourth Quarter and Full Year 2011 Results

February 22, 2012

In the long term, we believe it will ultimately prove economically impossible for our nation to meet its commitment to provide health care for our elderly without a strong and vibrant home health industry. We believe, now more than ever, in the long-term future for home health as a key component in the cost effective delivery of health care services for America’s seniors.  Consistent with our mission as Senior Advocates, we will continue working with others in the industry, CMS, MedPac, Congress and the Administration to make that future happen.

While 2012 will undoubtedly present us with new challenges, we believe we are well prepared to take them on.  We remain focused on improving our operations and growing our business both organically and through acquisition, supported by the highest quality caregivers in the industry and the strongest balance sheet in our history.”

Fourth Quarter Financial Results

Almost Family reported fourth quarter results that included: i) the favorable impact of the first full quarter of results from our Cambridge Home Health Care Holdings, Inc. (Cambridge) acquisition, which closed in early August and ii) the unfavorable impact of the 2012 and 2011 Medicare reimbursement rate cuts in the Visiting Nurse (VN) segment.  The rate cuts were effective for episodes ending in the year of the rate cut.  The combined effect of Medicare rate changes reduced revenue and operating income by $4.2 million and earnings per diluted share by $0.27.

Net service revenues for the fourth quarter grew to $89.3 million, a 6% increase from $84.4 million reported in the fourth quarter of 2010, as a result of the Cambridge acquisition and VN segment volume growth, which were partially offset by the VN segment’s Medicare rate cuts.

The fourth quarter of 2011 was the third under the new regulatory rules regarding therapy reassessments and face-to-face physician encounters for patients in our VN segment.  During the quarter, the Company continued to experience softer than normal admission volumes and a decline in re-certifications.  VN segment labor cost controls improved during the fourth quarter primarily in Florida from the changes in management during the second quarter, but continued to contribute to lower margins and operating income in the Company’s VN segment due to the Medicare rate cuts.

Net income for the fourth quarter of 2011 was $5.3 million, or $0.57 per diluted share, down from fourth quarter of 2010 net income of $7.0 million, or $0.75 per diluted share. Fees and expenses related to governmental inquiries lowered fourth quarter 2011 EPS by approximately $0.01, without which diluted EPS would have been $0.58.  For the fourth quarter of 2010, investigation costs lowered operating results by approximately $0.05, while there were no acquisition costs.

Diluted EPS for the quarter were increased by $0.09 as compared to the fourth quarter of 2010 as a result of the Cambridge acquisition. Unallocated corporate overhead included approximately

Almost Family Reports Fourth Quarter and Full Year 2011 Results

February 22, 2012

$289,000 of transitional expenses related to the Cambridge home office which is expected to be wound down during 2012. Diluted EPS for the quarter include a $0.01 favorable impact of a decline in our effective tax rate for the year to 39.5% from 40%, primarily due to the impact of a lower state tax rate from the Cambridge acquisition.

Fourth Quarter Segment Results

VN Segment fourth quarter results include the unfavorable impact of the Medicare rate cuts, volume and related issues in Florida and costs associated with new regulations for face-to-face physician encounters and therapy reassessments.  As a result, VN segment fourth quarter net service revenues declined 5% to $70.4 million, from $74.3 million in the fourth quarter of 2010, while operating income before corporate expenses for the fourth quarter of 2011 declined to $11.0 million from $16.2 million reported for the fourth quarter of 2010.  Medicare admissions grew 5%, of which 3% was organic, which was partially offset by a 3% decline in re-certifications.  Organic VN Medicare admission growth outside Florida was 8%.

Primarily as a result of our Cambridge acquisition, PC segment net service revenues grew 86% or $8.7 million in the fourth quarter of 2011 to a record $19.0 million from $10.2 million in the fourth quarter of 2010, while operating income before unallocated corporate expenses increased 97%, or $1.5 million to $3.1 million in the fourth quarter of 2011.

Full Year Ended December 31, 2011

Almost Family reported full year results that included: i) the favorable impact of our acquisitions and ii) the unfavorable impact of the 2012 and 2011 Medicare reimbursement rate cuts in the VN segment.  The rate cuts were effective for episodes ending in the year of the rate cut.  The combined effect of Medicare rate changes reduced 2011 revenue and operating income by $15.7 million and earnings per diluted share by $1.02.

Net service revenues for 2011 increased to $339.9 million, a 1.4% increase from $335.3 million in 2010, primarily due to the Cambridge acquisition and volume growth which were partially offset by the VN segment’s Medicare rate cuts.

Net income for 2011 was $20.8 million, or $2.22 per diluted share, down from 2010 net income of $30.7 million, or $3.28 per diluted share. Fees and expenses related to governmental inquiries lowered both 2011 and 2010 EPS by approximately $0.08, while deal costs also lowered 2011 EPS by approximately $0.04.  Deal costs did not impact 2010 EPS.

Almost Family Reports Fourth Quarter and Full Year 2011 Results

February 22, 2012

Full Year Segment Results

Net service revenues in the VN segment for 2011 declined to $284.5 million, a 3.5% decrease from $294.9 million in 2010, after the effect of Medicare rate cuts which were partially offset by volume growth.  Medicare admissions grew 6%, of which 5% was organic, which was partially offset by a 5% decline in recertifications resulting in 1% growth in completed episodes.  Organic VN Medicare admission growth outside of Florida was 10%.

Operating income before corporate expenses in the VN segment for 2011 was $46.1 million, a $20.2 million decrease from $66.3 million reported for 2010 as a result of the impact of the Medicare rate cuts, volume and related issues in Florida, and the costs associated with implementing new regulations for face-to-face physician encounters and therapy reassessments, all of which combined to reduce our VN segment operating income before corporate expenses by 6.3% to 16.2% in 2011 from 22.5% in 2010.

As a result of our Cambridge acquisition, PC segment net service revenues in 2011 grew 37.1% or $15.0 million to $55.3 million from $40.4 million in 2010, while operating income before unallocated corporate expenses in the PC segment also increased 52.0% to $8.4 million from $5.5 million in 2010.

Regulatory Inquiries

The Company is continuing to cooperate fully with investigators from the US Securities and Exchange Commission (SEC).  Fees and expenses associated with these and related inquiries and their impact on the Company’s financial results are described above.

Conference Call

A conference call to review the results will begin at 11:00 a.m. ET on February 22, 2012, and will be hosted by William Yarmuth, Chief Executive Officer, and Steve Guenthner, Chief Financial Officer. To participate in the conference call, please dial 1-877-407-0789 (USA) or 1-201-689-8562 (International).  In addition, a dial-up replay of the conference call will be available beginning February 22, 2012 at 2:00 p.m. ET and ending on March 7, 2012. The replay telephone number is 1-877-870-5176 (USA) or 1-858-384-5517 (International). Pin number 388966.

A live Web cast of the call will also be available from the Investor Relations section of the corporate Web site at http://www.almostfamily.com. A Web cast replay can be accessed on the corporate Web site beginning February 22, 2012 at approximately 2:00 p.m. ET and will remain available until March 22, 2012.

Almost Family Reports Fourth Quarter and Full Year 2011 Results

February 22, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net service revenues	$89,331	$84,482	$339,853	$335,295
Cost of service revenues (excluding depreciation & amortization)	45,133	38,292	167,058	152,545
Gross margin	44,198	46,190	172,795	182,750
General and administrative expenses:
Salaries and benefits	24,737	23,352	97,514	91,309
Other	10,869	11,022	40,720	39,784
Total general and administrative expenses	35,606	34,374	138,234	131,093
Operating income	8,592	11,816	34,561	51,657
Interest expense, net	(39)	(56)	(180)	(266)
Income before income taxes	8,553	11,760	34,381	51,391
Income tax expense	(3,248)	(4,773)	(13,579)	(20,678)
Net income	$5,305	$6,987	$20,802	$30,713

Per share amounts-basic:
Average shares outstanding	9,296	9,149	9,278	9,123
Net income	$0.57	$0.76	$2.24	$3.37

Per share amounts-diluted:
Average shares outstanding	9,328	9,363	9,360	9,352
Net income	$0.57	$0.75	$2.22	$3.28

Almost Family Reports Fourth Quarter and Full Year 2011 Results

February 22, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2011
ASSETS	(UNAUDITED)	December 31, 2010
CURRENT ASSETS:
Cash and cash equivalents	$33,693	$47,943
Accounts receivable - net	45,166	39,772
Prepaid expenses and other current assets	6,437	3,513
Deferred tax assets	7,470	8,521
TOTAL CURRENT ASSETS	92,766	99,749

PROPERTY AND EQUIPMENT - NET	5,229	4,514
GOODWILL	132,653	101,060
OTHER INTANGIBLE ASSETS	19,709	14,285
OTHER ASSETS	465	519
	$250,822	$220,127

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,489	$5,424
Accrued other liabilities	21,129	20,529
Current portion - capital leases and notes payable	1,200	1,695
TOTAL CURRENT LIABILITIES	28,818	27,648

LONG-TERM LIABILITIES:
Notes payable	1,125	1,325
Deferred tax liabilities	13,631	8,763
Other liabilities	951	223
TOTAL LONG-TERM LIABILITIES	15,707	10,311
TOTAL LIABILITIES	44,525	37,959

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000; 9,381 and 9,243
issued and outstanding	938	924
Treasury stock, at cost, 13 and 4 shares	(431)	(139)
Additional paid-in capital	100,678	97,073
Retained earnings	105,112	84,310
TOTAL STOCKHOLDERS' EQUITY	206,297	182,168
	$250,822	$220,127

Almost Family Reports Fourth Quarter and Full Year 2011 Results

February 22, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)
	Year Ended December 31,
	2011	2010
Cash flows from operating activities:
Net income	$20,802	$30,713
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and amortization	2,816	2,913
Provision for uncollectible accounts	2,355	3,691
Stock-based compensation	1,422	1,505
Deferred income taxes	4,371	2,770
	31,766	41,592
Change in certain net assets and liabilities, net of the effects of acquisitions:
(Increase) decrease in:
Accounts receivable	(1,630)	(8,255)
Prepaid expenses and other current assets	1,163	(1,184)
Other assets	55	68
(Decrease) increase in:
Accounts payable and accrued expenses	(5,418)	2,548
Net cash provided by operating activities	25,936	34,769

Cash flows from investing activities:
Capital expenditures	(2,889)	(2,607)
Acquisitions, net of cash acquired	(37,164)	(2,800)
Net cash used in investing activities	(40,053)	(5,407)

Cash flows from financing activities:
Proceeds from exercise of stock options	292	380
Purchase of common stock in connection with share awards	(440)	(640)
Tax benefit from share awards	1,610	1,233
Principal payments on capital leases and notes payable	(1,595)	(1,781)
Net cash used in financing activities	(133)	(808)

Net (decrease) increase in cash and cash equivalents	(14,250)	28,554
Cash and cash equivalents at beginning of period	47,943	19,389
Cash and cash equivalents at end of period	$33,693	$47,943

Supplemental disclosures of cash flow information:
Cash payment of interest, net of amounts capitalized	$180	$266
Cash payment of taxes	8,778	17,954

Summary of non-cash investing and financing activities:
Settlement of Directors Deferred Compensation Plan	$501	$-
Acquisitions funded by notes payable	$1,000	$125

Almost Family Reports Fourth Quarter and Full Year 2011 Results

February 22, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Three Months Ended December 31,
	2011		2010		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$70,381	78.8%	$74,272	87.9%	$(3,891)	-5.2%
Personal Care	18,950	21.2%	10,210	12.1%	8,740	85.6%
	89,331	100.0%	84,482	100.0%	4,849	5.7%
Operating income before corporate expenses:
Visiting Nurse	10,964	15.6%	16,198	21.8%	(5,234)	-32.3%
Personal Care	3,092	16.3%	1,573	15.4%	1,519	96.6%
	14,056	15.7%	17,771	21.0%	(3,715)	-20.9%
Corporate expenses	5,464	6.1%	5,955	7.0%	(491)	-8.2%
Operating income	8,592	9.6%	11,816	14.0%	(3,224)	-27.3%
Interest expense, net	(39)	0.0%	(56)	-0.1%	17	-30.4%
Income tax expense	(3,248)	-3.6%	(4,773)	-5.6%	1,525	-32.0%
Net income	$5,305	5.9%	$6,987	8.3%	$(1,682)	-24.1%

EBITDA	$9,616	10.8%	$12,825	15.2%	$(3,209)	-25.0%

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Year Ended December 31,
	2011		2010		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$284,509	83.7%	$294,915	88.0%	$(10,406)	-3.5%
Personal Care	55,344	16.3%	40,380	12.0%	14,964	37.1%
	339,853	100.0%	335,295	100.0%	4,558	1.4%
Operating income before corporate expenses:
Visiting Nurse	46,132	16.2%	66,316	22.5%	(20,184)	-30.4%
Personal Care	8,382	15.1%	5,513	13.7%	2,869	52.0%
	54,514	16.0%	71,829	21.4%	(17,315)	-24.1%
Corporate expenses	19,953	5.9%	20,172	6.0%	(219)	-1.1%
Operating income	34,561	10.2%	51,657	15.4%	(17,096)	-33.1%
Interest expense, net	(180)	-0.1%	(266)	-0.1%	86	-32.3%
Income tax expense	(13,579)	-4.0%	(20,678)	-6.2%	7,099	-34.3%
Net income	$20,802	6.1%	$30,713	9.2%	$(9,911)	-32.3%

EBITDA	$38,799	11.4%	$56,075	16.7%	$(17,276)	-30.8%

Almost Family Reports Fourth Quarter and Full Year 2011 Results

February 22, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Three Months Ended December 31,
	2011		2010		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	106		89		17	19.1%

All payors:
Patients Months	53,446		51,928		1,518	2.9%
Admissions	15,611		14,855		756	5.1%
Billable Visits	475,097		479,118		(4,021)	-0.8%

Medicare Statisitics:
Revenue (in thousands)	$64,393	91.5%	$68,521	92.3%	$(4,128)	-6.0%
Billable visits	400,718		403,971		(3,253)	-0.8%
Admissions	13,995		13,367		628	4.7%
Recertifications	8,238		8,486		(248)	-2.9%
Episodes Completed	21,845		21,762		83	0.4%

Revenue per completed episode	$2,996		$3,161		$(165)	-5.2%
Visits per episode	18.2		18.0		0.2	1.1%

PERSONAL CARE OPERATING METRICS

	Three Months Ended December 31,
	2011		2010		Change
	Amount		Amount		Amount	%
Average number of locations	60		22		38	172.7%

Admissions	989		649		340	52.4%
Patient months of care	17,524		11,072		6,452	58.3%
Patient days of care	259,764		145,997		113,767	77.9%
Billable hours	1,060,932		572,880		488,052	85.2%
Revenue per billable hour	$17.86		$17.82		$0.04	0.2%

Almost Family Reports Fourth Quarter and Full Year 2011 Results

February 22, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Year Ended December 31,
	2011		2010		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	98		86		12	14.0%

All payors:
Patients Months	210,135		205,681		4,454	2.2%
Admissions	61,596		58,291		3,305	5.7%
Billable Visits	1,912,543		1,886,287		26,256	1.4%

Medicare Statisitics:
Revenue (in thousands)	$261,960	92.1%	$271,248	92.0%	$(9,288)	-3.4%
Billable visits	1,616,288		1,581,360		34,928	2.2%
Admissions	56,007		52,757		3,250	6.2%
Recertifications	32,549		34,285		(1,736)	-5.1%
Episodes Completed	87,533		86,414		1,119	1.3%

Revenue per completed episode	$3,002		$3,140		$(138)	-4.4%
Visits per episode	18.1		18.2		(0.1)	-0.5%

PERSONAL CARE OPERATING METRICS

	Year Ended December 31,
	2011		2010		Change
	Amount		Amount		Amount	%
Average number of locations	30		22		8	36.4%

Admissions	3,573		2,863		710	24.8%
Patient months of care	55,107		44,823		10,284	22.9%
Patient days of care	763,647		578,879		184,768	31.9%
Billable hours	3,076,193		2,263,702		812,491	35.9%
Revenue per billable hour	$17.99		$17.84		$0.15	0.9%

Almost Family Reports Fourth Quarter and Full Year 2011 Results

February 22, 2012

Non-GAAP Financial Measure
The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA
Earnings before interest, taxes, depreciation and amortization (EBITDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of net income to EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF EBITDA
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net income	$5,305	$6,987	$20,802	$30,713
Add back:
Interest expense	39	56	180	266
Income tax expense	3,248	4,773	13,579	20,678
Depreciation and amortization	646	812	2,816	2,913
Amortization of stock-based compensation	378	197	1,422	1,505
Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$9,616	$12,825	$38,799	$56,075

About Almost Family
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing and personal care services, with branch locations in Florida, Kentucky, Ohio, Connecticut, New Jersey, Massachusetts, Missouri, Alabama, Illinois, Pennsylvania, and Indiana (in order of revenue significance). Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment. Altogether, Almost Family operates over 160 branch locations in 11 U.S. states.

Almost Family Reports Fourth Quarter and Full Year 2011 Results

February 22, 2012

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry including the Company’s expectations with regard to the impact of the Medicare 2012 final rule; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2010, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” The Company undertakes no obligation to update or revise its forward-looking statements.